Exhibit 10.11

CONFIDENTIAL MEMBERSHIP INTEREST PURCHASE AGREEMENT

for

Magical Beasts LLC, A Nevada Limited Liability Company

This Confidential Membership Interest Purchase Agreement (this “Agreement”), dated as of February 18, 2020 (the “Effective Date”), is entered into between Magical Beasts LLC, A Nevada Limited Liability Company and its sole interest holder Krista Whitley (“Seller”) and Jupiter Wellness Inc., a Florida Corporation (“Buyer”).

RECITALS

WHEREAS, Seller is a Limited Liability Companies organized under the laws of the State of Nevada and its sole interest holder, which offers interests constituting the ownership of the Seller under the terms set forth herein;

WHEREAS, Seller wish to sell to Buyer, and Buyer wishes to purchase from Seller the totality of its interest, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE	1. DEFINITIONS

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Organization” means an entity formed under the laws of a state of the United States for the purpose of carrying on a commercial enterprise, including Partnerships, Limited Partnerships, Limited Liability Partnerships, Corporations, Limited Liability Companies, Governmental Authorities, unincorporated organizations, trusts, associations or any other business organization form recognized in any such State of the United States.

“Closing Date” has the meaning set forth in Section 2.05.

“Interest” means the means or method of ownership of the Seller, whether described in its Operating Agreement or under the law of the State of Nevada.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) assets, operations or financial condition of Buyer or its parents or affiliates or (b) the ability of Buyer or its parents or affiliates to consummate the transactions contemplated hereby or in relation to its ongoing operations on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which Buyer operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement, except pursuant to Section 3.05 [No Conflicts, Consents] and Section 5.08 [Governmental Approvals and Consents]; or (iv) conditions caused by acts of terrorism or war (whether or not declared).

“Membership Interest” means Interest.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Seller Business” means the business of the seller, including the creation, development, marketing and sale of its brands or products.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any manager or officer of Seller after due inquiry.

ARTICLE 2.    PURCHASE AND SALE

2.1.	Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’ right, title and interest in the entirety of the Seller, free and clear of all Encumbrances, for the consideration specified and Seller shall record such transfer in its books and records.
2.2.	Conditions. The Purchase and Sale are subject to repudiation by the Buyer in the event that the Buyer discovers any Material Adverse Effect following Closing and the Seller will execute a Power of Attorney in favor of the Buyer, a form of which is attached as Exhibit A, which will grant the power to the Buyer to transfer the Interest purchased herein back to the Seller. Such Material Adverse effect shall include, without limitation:
2.2.1.	The failure of Seller to secure an assignment to Buyer License Agreement with kathy ireland® Worldwide, Inc., a California corporation or if secured the impairment thereof;

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2.2.2.	The commencement of any claims or legal actions against Seller by Happy Rat Licensing, LLC, a Nevada Limited Liability Company, Bellamia Capital Ventures, LLC, a Nevada Limited Liability Company, EMCA Staffing, LLC, a Nevada Limited Liability Company relating to the conduct of business of the Seller;
2.2.3.	The failure of Seller or its principals to secure releases of potential claims that may be brought by investors in Ayako Holdings, Inc., and its subsidiaries and affiliates, Happy Rat Licensing, LLC, a Nevada Limited Liability Company, Bellamia Capital Ventures, LLC, a Nevada Limited Liability Company, EMCA Staffing, LLC, a Nevada Limited Liability Company, and Magical Beasts, a Nevada Limited Liability Company, or;
2.2.4.	The failure of the Seller to continue ongoing operations funded by ongoing sales of products and collection of accounts receivable;
2.2.5.	The discovery of any fact or condition during any audit of Seller that will impair the ability of the Buyer to enter into any financing transaction, and;
2.2.6.	In the event that Buyer transfers the Interest herein transferred back to the Seller and the Buyer or its designee has made any payment on behalf of Seller, including a $250,000 payment directly to kathy ireland® Worldwide, Inc., a California corporation, Seller shall be indebted to the in the amount of such payment or payments.
2.2.7.	Seller shall enter into a Sales Agency Agreement, a form of this is attached hereto as Exhibit B.
2.3.	Additional Considerations.
2.3.1.	Jupiter Wellness Inc., a Florida Corporation shall offer Krista Whitley an Executive Employment Agreement and a position as an Executive in Jupiter Wellness, Inc.
2.3.2.	CBD Brands, Inc. will offer a position to Krista Whitley as Director of Marketing within CBD Brands, Inc., or its subsidiaries, with full authorization hire persons or business entities that presently have a relationship with Magical Beasts, LLC, but at as such time as may be agreed by CBD Brands, Inc. or its subsidiaries as the case may be.
2.3.3.	All present employment or independent contractor relationships with persons or business entities and Magical Beasts, LLC shall continue until such time as mutually agreed by Krista Whitley and Buyer.

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2.4.	Purchase Price. The aggregate purchase price for the Membership Interests consists of:
2.4.1.	$250,000 payable immediately by wire to kathy ireland® Worldwide, Inc., a California corporation;
2.4.2.	$1,000,000 payable at the later of closing of any initial public offering for CBD Brands, Inc. or December 31, 2020;
2.4.3.	Additional consideration that may include stock or stock options to Krista Whitley and persons or business entities that presently have a relationship with Magical Beasts, LLC or cash payments, based upon the performance of assets under the Management of Krista Whitley and CBD Brands, Inc. marketing operations, including Brands licensed by Ayako, Inc.
2.5.	Transactions to be Effected at the Closing. This Agreement transfers the Interests from Krista Whitley to Jupiter Wellness, Inc, as described herein.

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF SELLER

3.1.	Organization and Authority of Seller. Seller is a limited liability company validly existing and in good standing under the Laws of the state of Nevada. Seller has full limited liability company power and authority to enter into this Agreement and the Assignment, to carry out its obligations under this Agreement and the Assignment and to consummate the contemplated transactions of Seller. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations and the consummation by Seller of the contemplated transactions have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When the Assignment has been duly executed and delivered by Seller, assuming due authorization, execution and delivery by each other party to these documents, the Assignment will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.
3.2.	Capitalization.
3.2.1.	Seller is the record owner of and has good and valid title to the offered Membership Interests, free and clear of all Encumbrances. The Membership Interests have been duly authorized and are validly issued. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Membership Interests, free and clear of all Encumbrances.
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3.2.2.	The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the organizational documents of Seller or any other agreement, arrangement or commitment to which Seller or Seller is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

3.2.3.	There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in Seller.
3.2.4.	Seller does not own or have any interest in any shares or have an ownership interest in any other Person now or at any time since the organization of Seller.
3.2.5.	The execution, delivery and performance by Seller of this Agreement do not and will not:
a.	Conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller.
b.	Conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller;
3.3.	Conduct of Business. Since February 10, 2020, Seller has and, as of the Closing, will have:
3.3.1.	Conducted the business of Seller in the ordinary and usual course of day-to-day operations, substantially consistent in nature, scope and magnitude with the past practices of Seller, including pursuing other business opportunities as disclosed to Buyer from time to time;
3.3.2.	Not sold, disposed of or otherwise transferred any interests in any material assets of Seller;
3.3.3.	Not increased the compensation, bonus, commissions or fee arrangements payable or to become payable by Seller to its employees, except as consistent with its past practices;
3.3.4.	Not entered into, amended, modified or terminated any new or existing Contract other than in the ordinary course of business or as otherwise mutually agreed by the Parties, and;
3.3.5.	Not incurred any additional Indebtedness or accrued any additional liabilities other than trade indebtedness incurred in the ordinary course of business consistent with past practices or as otherwise mutually agreed by the Parties.

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ARTICLE 4.    REPRESENTATIONS AND WARRANTIES OF BUYER

4.1.	Organization and Authority of Buyer. Where the buyer is a Business Organization, it represents that it is duly organized, validly existing and in good standing under the Laws of any of the United States. Buyer has full Business Organization power and authority to enter into this Agreement and the other transaction documents to which Buyer is a party, to carry out its obligations and to consummate the contemplated transactions. The execution and delivery by Buyer of this Agreement and any other transaction document to which Buyer is a party, the performance by Buyer of its obligations and the consummation by Buyer of the contemplated transactions have been duly authorized by all requisite Business Organization action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and, assuming due authorization, execution and delivery by Seller, this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each other transaction document to which Buyer is or will be a party has been duly executed and delivered by Buyer, assuming due authorization, execution and delivery by each other party to the transaction documents, the transaction document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.
4.2.	No Conflicts; Consents.
4.2.1.	The execution, delivery and performance by Buyer of this Agreement and the other transaction documents to which it is a party, and the consummation of the contemplated transactions, do not and will not:
a.	Conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Buyer;
b.	Conflict with or result in a violation or breach of any provision of any Law or governmental order applicable to Buyer; or
c.	Require the consent, notice or other action by any Person under any contract to which Buyer is a party.
4.2.2.	No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other transaction documents and the consummation of the contemplated transactions.
4.3.	Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

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4.4.	Legal Proceedings. There are no actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.
4.5.	No Knowledge of Misrepresentations or Omissions. As of the expiration of the Diligence Period, Buyer has had the opportunity and has reviewed all due diligence information of Seller. Buyer is relying on Buyer’s due diligence to purchase the Membership Interests. Buyer is not aware that any of the representations and warranties of Seller that are untrue or incorrect, individually or in the aggregate, in any respect and which would result in a material misrepresentation to Buyer, provided, however, that Buyer shall have no responsibility for the accuracy of such due diligence information, representations or warranties.
4.6.	Diligence Review.
4.6.1.	During the Diligence Period, Buyer had the right to conduct a complete financial, accounting and legal investigation and assessment of Seller (collectively, the “Diligence Review”).

ARTICLE 5.    GENERAL COVENANTS

5.1.	Confidentiality.
5.1.1.	This Agreement is confidential and shall not be disclosed to any person or business entity, except in accord with s validly issued subpoena, discovery demand where the Seller or Buyer is a party or by the order of a Court of administrative agency. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning Seller, except to the extent that Seller can show that the information:
a.	Is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives, or;
b.	Is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.
5.1.2.	If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
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5.2.	Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions.

5.3.	Public Announcements. Unless otherwise required by applicable Law, and based upon the reasonable advice of counsel, no party to this Agreement shall make any public announcements in respect of this Agreement or the contemplated transactions or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
5.4.	Further Assurances. Following the Closing, each of the parties shall, and shall cause their respective Affiliates to, execute and deliver the additional documents, instruments, conveyances and assurances and take further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.
5.5.	Acknowledgement and Acceptance of Disclaimer of Implied Warranties. Purchaser acknowledges and agrees that it has reviewed and accepted the disclaimers of Seller set forth in Section 3.13 of this Agreement.

ARTICLE 6.    MISCELLANEOUS

6.1.	Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the costs and expenses, whether or not the Closing shall have occurred.
6.2.	Notices.
6.2.1.	All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:
a.	When delivered by hand, with written confirmation of receipt;
b.	When received by the addressee if sent by a nationally recognized overnight courier, receipt requested;
c.	On the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or;
d.	On the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

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6.2.2.	The communications must be sent to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):
If to Seller:	Magical Beasts, LLC 9101 W. Sahara Ave #105-346 Las Vegas, NV 89117 Attn: Krista Whitley Email: fabulouskrista@gmail.com
If to Buyer:	Jupiter Wellness Marketing, Inc 725 North Highway A1A, Suite C-106 Jupiter, Florida 33477 Attn: Brian Johns Email: brian@cbdbrands.net

6.3.	Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means the agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by its provisions; and (z) to a statute means the statute as amended from time to time and includes any successor legislation and any regulations promulgated under the statute. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to in this Agreement shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
6.4.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
6.5.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable the term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions are consummated as originally contemplated to the greatest extent possible.
6.6.	Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained in this Agreement, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth in the Disclosure Schedules), the statements in the body of this Agreement will control.

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6.7.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Buyer may assign its rights or obligations under this Agreement to a wholly-owned subsidiary of the Buyer without the prior written consent of Seller. No assignment shall relieve the assigning party of any of its obligations under this Agreement.
6.8.	No Third-party Beneficiaries. Except as provided herein, this Agreement is for the sole benefit of the parties to this Agreement and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
6.9.	Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party to this Agreement. No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver of this Agreement; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of this Agreement or the exercise of any other right, remedy, power or privilege.
6.10.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
6.10.1.	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of Florida.
6.10.2.	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, COUNTY OF PALM BEACH AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS IN ANY SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO A PARTY’S ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY OF THOSE COURTS. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN THOSE COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY OF THOSE COURTS THAT THE SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THOSE COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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6.10.3.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) THE PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) THE PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10.3.

6.10.4.	Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.
6.10.5.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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SIGNATURES

By the signatures below, the Members indicate their intention, willingness and authorization of their respective business entities, free of coercion, to be mutually bound by the terms appearing in this Agreement. Any individual that executes this Agreement on behalf of a business organizations does so while warranting that he or she is authorized to act on behalf of such organization.

Seller: _____________________________________ Krista Whitley, individually and as Manager, Magical Beasts, LLC, a Nevada Limited Liability Company	Seller: _____________________________________ Brian John, Chief Executive Officer, Jupiter Wellness, Inc., a Florida Corporation.

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Exhibit A

Power of Attorney

This Power of Attorney is entered into as of the date of execution between Krista Whitley, individually and as Manager of Magical Beasts, LLC, a Nevada Limited Liability Company (“Grantor”) and Jupiter Wellness, Inc., a Florida Corporation and its representatives or designees ("Grantees")(The "Parties" collectively).

WHEREAS, the Parities have entered a certain Confidential Membership Interest Purchase Agreement (“Contract” hereinafter) of which this Power of Attorney is a part;

WHEREAS, the Contract conveys the totality of the interest in Magical Beasts, LLC to Jupiter Wellness, Inc. permits Grantee to convey the interest it receives therein to Krista Whitley upon the occurrence of certain conditions set forth therein;

WHEREAS, Krista Whitley is a duly authorized representative of Magical Beasts, LLC with authorization to grant the power of attorney described herein, and in consideration of these promises, and;

WHEREAS, Brian John is a duly authorized representative of Jupiter Wellness, Inc. authorized to receive this Power of Attorney:

Krista Whitley and Magical Beasts, LLC hereby grant the power as an attorney in fact to Jupiter Wellness, Inc. to act in its place and stead to (i) transfer all interest it receives as the result of the Contract to Krista Whitley, and; (ii) record such transfer upon the books and records of Magical Beasts, LLC.

By the signature hereon, Grantors states their intention to be bound by the terms stated herein:

_____________________________

Krista Whitley, individually and as Manager of Magical Beasts, LLC, a Nevada Limited Liability Company

Dated: ____________

_____________________________

Brian John, Chief Executive Officer, Jupiter Wellness, Inc.

Dated: ____________

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Exhibit B

SALES AGENCY AGREEMENT

This Service Provider Agreement is made as of the ___ day of ______________, 2020 (“Agreement” hereinafter), between Jupiter Welness, Inc, and its representatives, agents and affiliates (collectively, the “Company”), and Magical Beasts, LLC, a Nevada limited liability company, and its directors, officers, members, employees, representatives, agents and affiliates (collectively the “Provider”)(The “Parties,” hereinafter collectively).

Recitals

Whereas, the Company contemplates the purchase of the interests of the Provider in accord with a Confidential Membership Interest Purchase Agreement to which this form of Agreement is appended;

Whereas, the Parties desire to enter into a contract where the Provider will supply representation in connection with sale and marketing the Company’s products, which include products formerly licensed for sale by the Provider;

Whereas, the Parties recognize that during the course their sales agency relationship that they will collect or exchange certain Confidential Information, as hereinafter defined, and that as a result either party may be a "Disclosing Party" or a "Receiving Party."

Whereas, the parties desire to preserve their relative rights with respect to Confidential Information, and;

In consideration of the mutual covenants and conditions herein contained, the Parties agree as follows:

Agreements

1.	Obligations. Provider will market and sell Company products in accord with the direction provided by the Company.
2.	Agency Granted. Provider shall act as a sales agent for the Company in the sale of the Company’s Products (“Products and Services”). Company agrees to permit Provider to hold itself out as an authorized sales agent for Company Products and Services.
3.	Authorized Contracts. Provider is authorized to offer contracts for the sale, distribution and marketing of Company in the Products.
4.	Compensation. Company agrees to pay compensation to Provider
5.	Sales Goals. Company will provide Provider with sales goals.
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6.	Billing and Collections. Provider shall bill for and receive all payments under all sales made by Provider.

7.	Duration, Termination and Renewal. This Agreement is effective immediately and will remain in effect until December 31, 2020.
8.	Confidential Information.
8.1.	As used in this Agreement, "Confidential Information" shall mean any purchaser and vendor names, employee names and contact information, software, software passwords or keys, hardware, data, methods, uses, samples, specifications, analysis, information, reports, records, research, trade secrets or know-how (relating to any research project or otherwise), work in progress, future development, engineering, manufacturing, marketing, financial or personnel matter relating to a Disclosing Party, its present or future products, technology, sales, customers, members, employees, affiliates, investors, prospects, markets or business, whether communicated orally, electronically or in writing or obtained by a Receiving Party through observation or examination of the Disclosing Party's facilities, samples or procedures.
8.2.	Identification of Confidential Information. If the Confidential Information is disclosed in writing, it may be labeled as confidential. If the Confidential Information is disclosed orally, the Disclosing Party may inform the Receiving Party that the information is to be treated as confidential. In any event, if the facts and circumstances surrounding a disclosure of information would indicate to a reasonable party that it is Confidential Information, the Receiving Party shall treat such information as Confidential Information.
8.3.	Exclusions. A Receiving Party, however, shall have no liability to any other party under this Agreement with respect to a disclosure and/or use of any such Confidential Information that it can establish:
8.3.1.	was, has become, or is generally known or available to the public without breach of this Agreement by the Receiving Party;
8.3.2.	was known by the Receiving Party before receiving such information from the Disclosing Party;
8.3.3.	has become known by or available to the Receiving Party from a source other than the Disclosing Party, without any breach of any obligation of confidentiality owed to the Disclosing Party, subsequent to disclosure of such information to it by the Disclosing Party;
8.3.4.	has been independently developed by the Receiving Party without use of or reference to the Confidential Information or by persons who had no access to the Confidential Information; or
8.3.5.	has been provided to the Receiving Party with a written statement by the Disclosing Party that it is provided without restriction on disclosures.

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8.3.6.	Obligations. The Receiving Party shall hold any Confidential Information in the strictest confidence and will not directly or indirectly disclose any Confidential Information to any person or entity whatsoever, except as provided in this Agreement, absent the prior express written instruction, signed by the president or chief executive officer, of the Disclosing Party. The Receiving Party shall take all steps necessary to ensure that any Confidential Information is held in the strictest confidence and that the terms and conditions of this Agreement are strictly adhered to by the Receiving Party and its respective employees, affiliates, and advisors. The standard of care to be utilized by the Receiving Party in the performance of its obligations set forth in this Agreement relative to its treatment of the Confidential Information shall be the standard of care, but in no event less than a reasonable standard of care, utilized by Receiving Party in treating its own most proprietary, secret and confidential information, and such information shall not be subject to any unwritten right of waiver.
8.4.	Duration of Confidentiality. This Agreement applies to all Confidential Information that is disclosed by the Disclosing Party to the Receiving Party during the period that begins on the date set forth above and will remain in effect for two (2) years after the date of the last disclosure of Confidential Information hereunder, at which time this Agreement will terminate.
8.5.	Permitted Disclosures. Receiving Party may disclose the Confidential Information to its responsible employees, affiliates, and professional advisers with a bona fide need to know such Confidential Information, but only to the extent necessary to carry out the Business Purpose and only if such employees, affiliates, and professional advisers are advised of the confidential nature of such Confidential Information and the terms of this Agreement and are bound by a written agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of such Confidential Information.
8.6.	Required Disclosures. A Receiving Party may disclose the Confidential Information if and to the extent that such disclosure is required by applicable law, legal process or court order, provided that the Receiving Party uses reasonable efforts to limit the disclosure by means of a protective order or a request for confidential treatment and provides the Disclosing Party prompt notice or any such legal demand or requirement and a reasonable opportunity to review the disclosure before it is made and to interpose its own objection to the disclosure. Notwithstanding the foregoing, the Disclosing Party may have the right to interpose its own protective order to limit the disclosure.
9.	Non-Solicitation. Commencing on the date this Agreement is executed, and for a period of two (2) years after its termination, the Recipient shall not, on his or her own behalf or on behalf of any person, firm or corporation, or in any capacity whatsoever, (i) solicit any persons or entities with which the Company had contracts, was negotiating contracts, or was affiliated with the Company for any transaction related to the business opportunity introduced by the Company, or (ii) induce, suggest, persuade or recommend to any such persons or entities that they terminate, alter or refrain from renewing or extending their relationship with the Company, and the Recipient shall not induce or permit any other person to, approach any such person or entity for any purpose. Should Recipient become aware that any other party included hereunder or third party has engaged in such conduct, Recipient agrees to immediately advise the Company of the circumstances of such conduct. The breach or threatened breach by Recipient of any of the provisions of this Agreement shall entitle the Company to a permanent injunction and other equitable relief, without the requirement to post bond, in order to prevent or restrain any such breach or threatened breach by the Recipient or the Recipient’s partners, agents, representatives, servants, independent contractors, affiliates, parent company or any and all persons or entities directly or indirectly acting for or with the Recipient. The rights and remedies of the Company under this Agreement shall be in addition to and not in limitation of any of the rights, remedies, and monetary or other damages or redress available to it at law or equity. This Agreement shall survive the cessation of negotiations between the Parties.

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10.	Non-Circumvention. During the term of this Agreement, the Parties and their representatives, agents and affiliates shall refrain from the pursuit or engagement in any (i) transaction involving the Confidential Information; (ii) contact directly or indirectly with any party-in-interest relating to the Confidential Information, or; (iii) disclosure of the existence of or any detail regarding the Confidential Information to any other person, business entity or governmental entity, except as required by subpoena or governmental body order. The Recipient agrees that all communications regarding the Confidential Information, requests for additional information, and discussions or questions regarding the Confidential Information will be submitted or directed to the Parties, and not directly with any other person, business entity or governmental entity. Party covenants not to use any information about the Confidential Information or its existence to the detriment of any Party.
11.	Copies and Abstracts. A Receiving Party shall not make or use any copies, synopses or summaries of oral or written material, photographs or any other documentation or information made available or supplied by a Disclosing Party to the Receiving Party except such as are necessary for the Receiving Party's internal communications about carrying out the Business Purpose.
12.	Return of Confidential Information. Upon the Disclosing Party's request, the Receiving Party will promptly cease using any Confidential Information received from the Disclosing Party, return to the Disclosing Party all originals and copies of the Confidential Information, destroy all notes, abstracts and other documents that contain Confidential Information, and provide the Disclosing Party a written certification of an officer of the Receiving Party that it has done so.
13.	No Representations as to Accuracy. The Disclosing Party warrants that it has the right to make the disclosure of Confidential Information contemplated by this Agreement. In providing the Confidential Information under this Agreement, the Disclosing Party makes no representation, either express or implied, as to its adequacy, sufficiency, or freedom from defect of any kind, including freedom from any intellectual property right infringement that may result from the use of such Confidential Information, and the Disclosing Party shall not incur any responsibility or obligation whatsoever by reason of such Confidential Information.
14.	Retention of Legal Rights. The Disclosing Party retains all rights and remedies afforded it with respect to the Confidential Information under the intellectual property and other laws of the United States and the States both during and after the term of this Agreement, including without limitation any trade secret or other laws designed to protect proprietary or confidential information.
15.	No Creation of Ownership Rights. Nothing in this Agreement, nor any action taken by a Receiving Party, including, without limitation, any payment of monies by the Receiving Party to the Disclosing Party, during any discussions prior to the consummation of the proposed Business Purpose shall be construed to convey to the Receiving Party any right, title or interest in the Confidential Information, or any license to use, sublicense, sell, exploit, copy or further develop in any way any Confidential Information. No license is hereby granted or implied under any patent, copyright or trademark, any application for any of the foregoing, or any trade name, trade secret or other proprietary information, in which the Disclosing Party has any right, title or interest.

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16.	Injunctive Relief. Receiving Party acknowledges that the unauthorized use or disclosure of Confidential Information would cause irreparable harm to the Disclosing Party. Accordingly, the Receiving Party agrees that the Disclosing Party will have the right to obtain an immediate injunction against any breach or threatened breach of this Agreement, as well as the right to pursue any and all other rights and remedies available at law or in equity for such a breach.
17.	Trademarks. Provider shall have the right, while this Sales Agency Agreement is in effect, to use Company's Trademarks and trade names in promoting the sales of Company’s Products and Services and for the purpose of describing itself as an "authorized agent" (or other similar term) of Company. Provider agrees, with respect to any trade-marks or trade-names of Company to:
17.1.	Comply with all instructions issued by Company relating to the form and manner in which Company’s trade-marks and trade-names shall be used, and;
17.2.	Refrain from using or permitting anyone else to use Company’s trade-marks and trade-names.
18.	Non-Competition.
18.1.	Provider acknowledges and agrees that the Company has invested and will invest substantial time, effort, resources and finances in the research, development and commercialization of the Company’s product(s) and is engaged in a highly competitive business and that, by virtue of the position in which Provider is employed, he or she will help create and will be given access to Confidential Information. If the Provider engages in any business that is competitive with the Company it will cause great and irreparable harm to the Company, the monetary loss from which would be difficult, if not impossible, to measure.
18.2.	Consequently, Provider covenants and agrees that so long as Provider is employed by the Company, and for a period of one (1) year following termination of Provider’s employment with the Company, whether such termination is voluntary or involuntary, Provider will not, directly or indirectly (whether as an individual for Provider’s own account, or as a partner, joint venturer, employee, agent, consultant or sales representative, officer, director or shareholder of any entity or otherwise), engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business, or in any manner compete with the Company, in any country in which the Company does business, without the Company’s specific written consent to do so. “Competing Business” shall mean any enterprise, activity, or business that competes with the Company in any of its or their material businesses, including, without limitation, the research, design, development, identification, manufacture, marketing, or sales of products similar to or in competition with the brands Bella, Jack, Felix & Ambrosia, fitCBD, Black Belt CBD, dailyCBD, CBD Caring, Hemp Caring and Wellness CBD 1937, CaniSun, CaniSkin CaniDermRx.
19.	Independent Contractors Bound. Provider shall engage in appropriate safeguards to ensure that all of its agents, servants, independent contractors, consultants or any person or business entity that engages any task in furtherance of this Agreement are bound by the terms stated herein.

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20.	Dispute Resolution. This agreement shall be governed by and construed in accord with the laws of the State of Florida. Any legal disputes or claims arising out of or related to this Agreement that cannot be resolved informally will be submitted to binding arbitration which shall take place in Florida and be conducted by the American Arbitration Association under its Commercial Arbitration Rules. The Parties waive all right to resolve disputes in a court of law by a jury.
20.1.	Attorneys' Fees to Prevailing Party in Any Legal Action Brought to Enforce or Interpret Agreement. In the event, any suit or other action is commenced to construe or enforce any provision of this Agreement, the prevailing party, in addition to all other amounts such party shall be entitled to receive from the other party, shall be paid by the other party a reasonable sum for attorneys' fees and costs.
21.	No Partnership. Nothing in this agreement shall be deemed in any way or for any purpose to constitute the parties hereto partners or joint-venturers in the conduct of any business or otherwise.
22.	Non-Assignability. Provider may not be assign any right granted under this Agreement without the written consent of the Company.
23.	Notices. Notices between the Parties shall be sent in writing by email or by papers actually received at the following physical address.
24.	Entire Agreement, Amendments, Prior Discussions. This Agreement constitutes the final, exclusive and complete statement of the Parties’ agreement respecting the subject matter addressed herein. This Agreement may not subsequently be amended or modified except by a writing signed by the Parties hereto.
25.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Facsimile signature, signature image transmitted .pdf through email or signature through DocuSign, or similar software, shall have the same force and effect as originals.

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Authorization. By their signatures below, the Parties indicate their intention, willingness and authorization of their respective business entities, free of coercion, to be mutually bound by the terms appearing in this Agreement, effective as of the date listed above. All of the terms of this Agreement shall apply to the signatory in an individual capacity, in the event that the Recipient fails to fully disclose the full and correct name of their business entity and the governmental entity under which it was organized.

Agreed to By Company:

Jupiter Wellness, Inc., A Florida Corporation

By_________________________

Brian John

Its: CEO

Agreed to By Provider

Magical Beasts, LLC a Nevada limited liability company

By: ________________________________

Krista Whitley, Manager

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